UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: October 31, 2012

POSITRON CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-24092	76-0083622
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(I.R.S. Employer Identification No.)

9715 Kincaid Boulevard, Suite 1000, Fishers, IN	46038
(Address of Principle Executive Offices)	(Zip Code)

(317) 576-0183

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under Section Act (17 CFT 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement.

On October 31. 2012, the Registrant consummated subscriptions in the aggregate amount of $1,600,000; $1,250,000 was invested by Patrick G. Rooney, the Registrant’s Chairman and Chief Executive Officer and $350,000 was invested by Corey Conn, the Registrant’s Chief Financial Officer and Director. Both investments took the form of a Convertible Debenture issued on similar terms for which the Registrant has recently accepted subscriptions for convertible debentures, except Messrs. Rooney and Conn both agreed to waive interest on the debentures. The debentures are due on December 31, 2013 and are convertible into shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) in an amount of principal not to exceed $500,000 in any one month period. A with recently accepted subscriptions, the conversion rate of the debentures is the daily weighted volume average price of the three trading days prior to a conversion, multiplied by 0.55.

Item 3.02	Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the investor had access to information concerning the Registrant’s operations and financial condition, the investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the investor are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the investor; the Registrant obtained representations from the investor regarding their investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Positron Corporation website post.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

POSITRON CORPORATION

Date: October 31, 2012	By:	/s/ Patrick G. Rooney
Name: Patrick G. Rooney
Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Positron Corporation website post.